United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 13, 2022

Date of Report (Date of earliest event reported)

Pacifico Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40801	86-2422615
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Caravelle Group Co., Ltd 521 Fifth Avenue 17th Floor New York, NY	10175
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 886 8892

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PAFO	NASDAQ Capital Market
Rights	PAFOR	NASDAQ Capital Market
Units	PAFOU	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 13, 2022, pursuant to the Amended and Restated Agreement and Plan of Merger entered among Pacifico Acquisition Corp., a Delaware corporation (the “Company”), Caravelle Group Co., Ltd (“Caravelle”) and other parties on August 15, 2022, Caravelle has deposited into the Company’s trust account a principal amount of $575,000, representing approximately $0.10 per share of common stock, in order to extend the period of time the Company has to complete a business combination for an additional three (3) months period, from September 16, 2022 to December 16, 2022.

On September 15, 2022, the Company issued an unsecured promissory note (the “Extension Fee Note”), effective as of September 13, 2022, in an amount of $575,000 to Caravelle. The Extension Fee Note bears no interest and is repayable in full upon the consummation of the Company’s business combination. It is convertible at Caravelle’s election upon the consummation of the Company’s business combination. Upon such election, the Extension Fee Note will convert, at a price of $10.00 per unit, into units identical to the private placement units issued in connection with the Company’s initial public offering. Such units shall be proportionally allocated to all the shareholders of Caravelle based on their ownership percentages in Caravelle immediately before the closing of the Company’s business combination.

On September 15, 2022, the Company issued a convertible unsecured promissory note (a “Working Capital Note”) in the principal amount of $50,000 to Pacifico Capital LLC, a Delaware limited liability company (the “Sponsor”). The Working Capital Note was issued to provide the Company with additional working capital, and will not be deposited into the Company’s trust account. The Company issued the Working Capital Note in consideration for a loan from the Sponsor to fund the Company’s working capital requirements. The Working Capital Note bears no interest and is repayable in full upon the consummation of the Company’s business combination. It is convertible at the Sponsor’s election (up to $600,000 of the total notes) upon the consummation of the Company’s business combination. Upon such election, the Working Capital Note will convert, at a price of $10.00 per unit, into units identical to the private placement units issued in connection with the Company’s initial public offering.

The Extension Fee Note is filed as Exhibit 10.1. The Working Capital Note is filed as Exhibit 10.2.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. An aggregate of 62,500 private placement units of the Company would be issued if the entire principal balance of the Extension Fee Note and Working Capital Note is converted. The rights constituting a part of the units are exchangeable, subject to the terms and conditions of the rights, for shares of common stock as provided in the right agreement governing the rights. The Company has relied upon Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), in connection with the issuance and sale of the Extension Fee Note and Working Capital Note, as they were issued to sophisticated investors without a view to distribution, and were not issued through any general solicitation or advertisement.

Item 7.01. Regulation FD Disclosure

On September 16, 2022, the Company issued a press release announcing Caravelle’s deposit of $575,000 and the Company’s issuance of the Extension Fee Note, described in Item 2.03 above. The press release is attached hereto as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any of the information in this Item 7.01, including Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description
10.1	Promissory Note issued by the Company to Caravelle on September 15, 2022, effective as of September 13, 2022.
10.2	Promissory Note issued by the Company to Caravelle on September 15, 2022.
99.1	Press Release dated September 16, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 16, 2022

PACIFICO ACQUISITION CORP.

By:	/s/ Edward Cong Wang
Name:	Edward Cong Wang
Title:	Chief Executive Officer

2